Exhibit 10.47

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “Amendment”) is entered into as of April 11, 2013, among BLUEFLY, INC., a Delaware corporation (the “Lead Borrower”), the Persons named on Schedule 1.01 to the Credit Agreement referred to below (collectively, together with the Lead Borrower, the “Borrowers”), the Persons named on Schedule 1.02 to the Credit Agreement referred to below (collectively, the “Guarantors”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and SALUS CAPITAL PARTNERS, LLC, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”).

Recitals

A.      The Borrowers, the Guarantors, the Lenders and the Agent are party to that certain Credit Agreement dated as November 13, 2012 (as amended, supplemented, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions set forth therein, to make certain loans and provide other financial accommodations to the Borrowers. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

B.      The Borrowers and Guarantors have requested that the Agent and the Lenders make certain changes to the Credit Agreement as set forth herein. The Agent and the Lenders are willing to make such changes to the Credit Agreement, on the terms and subject to the conditions hereinafter set forth.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Borrowers, the Guarantors, the Lenders and the Agent hereby agree as follows:

1.      Ratification and Reaffirmation of Obligations and Liens.

(a)     Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Obligations (including, without limitation, all Obligations under Section 2.09 of the Credit Agreement) and of the Credit Agreement and the other Loan Documents, and agrees that its obligations under the Credit Agreement, the other Loan Documents and this Amendment are its legal, valid and binding obligations enforceable against it in accordance with the respective terms thereof. Each Loan Party further acknowledges and agrees that all payments to be made by such Loan Party under the Credit Agreement shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b)     Each Loan Party hereby ratifies and reaffirms all of the liens and security interests heretofore granted pursuant to the Credit Agreement and the other Loan Documents as collateral security for the Obligations incurred pursuant to the Credit Agreement and the other Loan Documents.

2.      Amendments to Credit Agreement.

(a)     Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order therein:

“First Amendment” means the First Amendment to Credit Agreement dated as of the First Amendment Effective Date among the Borrowers, the Guarantors, the Agent and the Lenders party thereto.

“First Amendment Effective Date” means April 11, 2013.

“Interim Period” means the period commencing on the First Amendment Effective Date and ending on the earlier to occur of (a) the consummation of the Potential Acquisition on terms reasonably satisfactory to the Agent and (b) the sixtieth (60th) day following the First Amendment Effective Date.

“Potential Acquisition” means the potential acquisition of substantially all of the Equity Interests of the Lead Borrower or substantially all of the assets of the Lead Borrower and its Subsidiaries by a third party on terms disclosed to the Agent on or about the First Amendment Effective Date.

(b)   Section 1.01 (Defined Terms) of the Credit Agreement hereby is amended by deleting the definitions of “Applicable Interest Rate”, “Appraisal Percentage”, “Availability Block”, “Borrowing Base”, and “Loan Documents” appearing therein and inserting in lieu thereof the following:

“Applicable Interest Rate” means: (a) for the period commencing on the Closing Date and ending on the date immediately prior to the First Amendment Effective Date, the greater of (i) the Base Rate plus 4.75% and (ii) 8.00%; (b) for the period commencing on the First Amendment Effective Date and ending on the last day of the Interim Period, the greater of (i) the Base Rate plus 5.75% and (ii) 9.00%; and (c) for the period commencing on the date immediately following the last day of the Interim Period and at all times thereafter, the greater of (i) the Base Rate plus 8.75% and (ii) 12.00%.

“Appraisal Percentage” means (a) during the Interim Period, ninety-five percent (95%), and (b) at all other times (whether prior to or following the Interim Period), ninety percent (90%).

“Availability Block” means (a) during the Interim Period, an amount equal to $250,000 or, if a Default or Event of Default exists, such other amount established by the Agent, and (b) at all other times (whether prior to or following the Interim Period), an amount equal to $500,000 or, if a Default or Event of Default exists, such other amount established by the Agent.

“Borrowing Base” means, at any time of calculation, an amount equal to:

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(a)      the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;

plus

(b)      the lesser of (i) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of the then applicable Appraisal Percentage multiplied by the Appraised Value of Eligible Inventory, or (ii) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate;

minus

(c)      the then applicable Availability Block;

minus

(d)      the then amount of all Availability Reserves.

“Loan Documents” means this Agreement, the First Amendment, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, each Facility Guaranty, the Subordination Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Agent or any of its Affiliates, each as amended and in effect from time to time.

3.      Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent:

(a)     The Agent shall have received this Amendment, duly executed by each Loan Party and the Lenders;

(b)     The Agent shall have received a copy of the letter of intent with respect to the Potential Acquisition, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Agent;

(c)     The Lead Borrower shall have paid to Agent an amendment fee in the amount of $100,000 (the “Amendment Fee”), which Amendment Fee shall be fully earned and payable by the Lead Borrower on the First Amendment Effective Date and shall not be refunded, in whole or in part, to the Lead Borrower or any other Loan Party under any circumstance; and

(d)     The Lead Borrower shall have paid in full all invoiced Credit Party Expenses in connection with the preparation, execution, delivery and administration of this Amendment. The fees and expenses described in this clause (d) shall be fully earned and payable as of the First Amendment Effective Date, and no portion thereof shall be refunded or returned to the Lead Borrower or any other Loan Party under any circumstances.

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4.      Representations and Warranties. Each Loan Party represents, warrants and covenants that:

(a)    The execution, delivery and performance of this Amendment, the Credit Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder, are all within such Loan Party’s powers, have been duly authorized and do not and will not (i) contravene the terms of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (A) any Material Contract or any Material Indebtedness to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Laws;

(b)    No event or circumstance has occurred and is continuing that would constitute a Default or an Event of Default;

(c)    The representations and warranties contained in the Credit Agreement and the other Loan Documents were true and correct in all material respects as of the date made and, except to the extent that such representations and warranties relate expressly to an earlier date, remain true and correct in all material respects as of the date hereof (provided, that in the case of any representation and warranty qualified by materiality, such representation and warranty shall be true and correct in all respects (after giving effect to such materiality qualification)); and

(d)    Such Loan Party has read and fully understands each of the terms and conditions of this Amendment and is entering into this Amendment freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection and not in reliance upon any representations, warranties or agreements made by the Agent or any Lender and not set forth in this Amendment.

5.      Release. In consideration of the agreements of the Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, Affiliates, trustees, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without

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limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth herein.

6.      Full Force and Effect; Entire Agreement. Except to the extent expressly provided in this Amendment, the terms and conditions of the Credit Agreement and each other Loan Document shall remain in full force and effect. This Amendment, the Credit Agreement and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

7.      Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic means also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.      No Third Parties Benefited. This Amendment is made and entered into for the sole benefit of the Borrowers, the Guarantors, the Agent and the Lenders, and their permitted successors and assigns, and except as otherwise expressly provided in this Amendment, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment.

9.      Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

10.    Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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In Witness Whereof, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

BLUEFLY, INC., as a Borrower

By: ________________________________

Name:

Title:

EVT ACQUISITION CO., LLC, as a Borrower

By: ________________________________

Name:

Title:

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SALUS CAPITAL PARTNERS, LLC,
as Administrative Agent and as Collateral Agent

By: ________________________________

Name:

Title:

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